Exhibit 4.4

ALBEMARLE CORPORATION,

as Issuer

INDENTURE

DATED AS OF                     , 20

THE BANK OF NEW YORK,

Trustee

SUBORDINATED DEBT SECURITIES

CROSS REFERENCE TABLE(1)

CERTAIN SECTIONS OF THIS INDENTURE RELATING TO SECTIONS 310 THROUGH 318,

INCLUSIVE, OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED:

TIA Section	Indenture Section
310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	N.A.(2)
(a)(4)	N.A.
(a)(5)	6.09
(b)	6.08, 6.09, 6.10
(c)	N.A.
311(a)	6.13
(b)	6.13
(c)	N.A.
312(a)	7.01, 7.02
(b)	7.02
(c)	7.02
313(a)	7.03
(b)	7.03
(c)	1.07, 7.03
(d)	7.03
314(a)	1.03, 7.04, 10.04
(b)	N.A.
(c)(1)	1.03
(c)(2)	1.03
(c)(3)	N.A.
(d)	N.A.
(e)	1.03
(f)	N.A.
315(a)	6.01, 6.03
(b)	6.02
(c)	6.01
(d)	6.01
(e)	5.14
316(a) (last sentence)	1.01
(a)(1)(A)	5.12
(a)(1)(B)	5.13
(a)(2)	N.A.
(b)	5.08
(c)	1.05
317(a)(1)	5.03
(a)(2)	5.04
(b)	10.03
318	1.08

(1)	This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

(2)	N.A. means “not applicable.”

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

		Page
SECTION 14.05.	DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; MISCELLANEOUS PROVISIONS	81
SECTION 14.06.	REINSTATEMENT	82

-v-

THIS INDENTURE, dated as of                     , 20    , is between Albemarle Corporation, a Virginia corporation (the “Company”), whose principal office is located at 330 South Fourth Street, Richmond, Virginia 23219 and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured and subordinated notes, debentures or other evidences of indebtedness (herein called a “Security” or the “Securities”) to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.	RULES OF CONSTRUCTION.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States as in effect from time to time and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such United States accounting principles as are generally accepted at the date of such computation;

(4) “or” is not exclusive;

(5) “including” means including, without limitation; and

(6) the words “herein,” “hereof,” and “hereunder” and others of similar import refer to this Indenture as a whole and not to any particular Article, Section, or other subdivision.

SECTION 1.02.	DEFINITIONS.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.05.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Bankruptcy Law” means Title 11, United States Code, or any similar federal or state law for the relief of debtors.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, except as otherwise specified as contemplated by Section 3.01, with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, the location of the Corporate Trust Office, the Place of Payment or other particular location referred to in this Indenture or in the Securities are authorized or obligated by law or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” of any Person means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with generally accepted accounting principles in the United States of America, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with generally accepted accounting principles, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated without penalty.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the issue date of a series of Securities, and includes, without limitation, all series and classes of such common stock.

“Company” means the party named as the “Company” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, a Vice Chairman of the Board, its Chief Executive Officer, its President, a Vice President or its Chief Financial Officer and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (a) less applicable reserves and other properly deductible items after deducting therefrom (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, and (c) all current liabilities, as reflected in the Company’s latest consolidated balance sheet contained in the Company’s most recent annual report on Form 10-K or quarterly report on Form 10-Q filed pursuant to the Exchange Act prior to the time as of which “Consolidated Net Tangible Assets” shall be determined.

“Corporate Trust Office” means the corporate trust office of the Trustee, which, at the time of the execution of this Indenture is located at 10161 Centurion Parkway, Jacksonville, Florida 32256.

“Covenant Defeasance” has the meaning specified in Section 14.03.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” shall have the meaning set forth in Section 3.07.

“Defeasance” has the meaning specified in Section 14.02.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, DTC or another clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities contemplated by Section 3.01 and if at any time there is more than one such person, “Depositary” as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series.

“Designated Senior Indebtedness” shall have the meaning ascribed to it in an Officers’ Certificate or supplemental indenture establishing the terms of a series of Securities.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“DTC” means the Depository Trust Company, its nominee and their respective successors and assigns.

“Event of Default” shall have the meaning set forth in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Expiration Date” has the meaning specified in Section 1.05.

“Funded Debt” means (a) all Indebtedness maturing one year or more from the date of the creation thereof, (b) all Indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and (c) all Indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

“Global Security” means a Security that evidences all or part of the Securities of any series that is executed by the Company and authenticated and delivered by the Trustee to a Depositary or pursuant to such Depositary’s instructions, all in accordance with this Indenture and that bears the legend set forth in Section 2.04 (or such legend as may be specified as contemplated by Section 3.01 for such series of Securities).

“Holder” or “Securityholder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(i) the principal of and premium (if any) in respect of indebtedness of such Person for money borrowed;

(ii) the principal of and premium (if any) in respect of all obligations of such Person in the form of or evidenced by notes, debentures, bonds or other similar instruments, including obligations incurred in connection with such Person’s acquisition of property, assets or businesses;

(iii) all Capitalized Lease Obligations of such Person;

(iv) all obligations of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person;

(v) all obligations of such Person issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which such Person or any of its Subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

(vi) all payment obligations of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations incurred by such Person solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate Indebtedness of such Person;

(vii) all obligations of the type referred to in clauses (i) through (vi) above of another Person and all dividends of another Person the payment of which in either case, the Person, as to which the determination of Indebtedness is being made, has assumed or guaranteed or for which such Person is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise;

(viii) all amendments, modifications, renewals, extensions, refinancings, replacements and refundings by such Person of any such Indebtedness referred to in clauses (i) through (vii) above (and of any such amendment, modified, renewed, extended, refinanced, refunded or replaced indebtedness); and

(ix) guarantees of any of the foregoing;

provided, however, that Indebtedness shall not include any indebtedness of a Subsidiary to the Company or another Subsidiary but shall include all compensation and reimbursement obligations of the Company pursuant to Section 6.07.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, and shall include the terms of a particular series of Securities established as contemplated in Section 3.01.

“Interest,” when used with respect to an Original Issue Discount Security, which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Junior Subordinated Payment” shall have the meaning set forth in Section 11.02.

“Legal Holiday” shall have the meaning set forth in Section 1.14.

“Lien” means any mortgage, lien, pledge, charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), security interest or other encumbrance.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal or, in the case of an Original Issue Discount Security, the principal amount payable upon a declaration of acceleration pursuant to Section 5.02, becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notice of Default” shall have the meaning set forth in Section 5.01.

“Officer” means the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Officers’ Certificate” means a written certificate signed in the name of the Company by its Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee. One of the Officers signing an Officers’ Certificate given pursuant to Section 10.04 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee and who may be an employee of, or counsel to, the Company or the Trustee.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(1) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) Securities or portions thereof for whose payment or redemption money in the necessary amount and in the required currency or currency unit has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any other obligor upon the Securities) in trust or set aside and segregated in trust by the Company or any other obligor upon the Securities (if the Company or any other obligor upon the Securities shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3) Securities as to which Defeasance has been effected pursuant to Section 14.02; and

(4) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (a) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 5.02, (b) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.01, (c) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.01, of the principal amount of such Security, (or, in the case of a Security described in Clause (a) or (b) above, of the amount determined as provided in such Clause), and (d) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities of any series on behalf of the Company.

“Payment Blockage Period” shall have the meaning set forth in Section 11.03

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof, the original issue date or dates thereof, the redemption provisions, if any, and any other terms specified as contemplated by Section 3.01 with respect thereto, are to be determined by the Company, or one or more of the Company’s agents designated in an Officers’ Certificate, upon the issuance of such Securities.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Place of Payment,” when used with respect to the Securities of any series, means the place or places where, subject to the provisions of Section 10.02, the principal of and any interest or premium on the Securities of that series are payable as specified as contemplated by Section 3.01.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Preferred Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Principal Property” means all real and tangible personal property owned or leased by the Company or any Restricted Subsidiary constituting a part of any manufacturing or processing plant or warehouse located within the United States, exclusive of (i) motor vehicles and other rolling stock, (ii) office furnishings and equipment, and information and electronic data processing equipment, (iii) any property financed through the issuance of tax-exempt industrial development bonds, (iv) any real property held for development or sale, or (v) any property which in the opinion of the Board of Directors of the Company as evidenced by a resolution of the Board of Directors of the Company is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety.

“Proceeding” shall have the meaning set forth in Section 11.02.

“Redemption Date” or “redemption date,” when used with respect to any Security to be redeemed in whole or in part, shall mean the date specified for such redemption in accordance with the terms of such Security and this Indenture.

“Redemption Price” or “redemption price,” when used with respect to any Security to be redeemed in whole or in part, means the price at which it is to be redeemed pursuant to the terms of such Security and this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date, if any, specified for that purpose as contemplated by Section 3.01.

“Responsible Officer” means any corporate trust officer located at the Corporate Trust Office of the Trustee including any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject and who is charged with the administration of this Indenture.

“Restricted Subsidiary” means any Subsidiary of the Company (a) substantially all of whose property is located within the United States and (b) which owns a Principal Property or in which our investment exceeds 1% of the aggregate amount of assets included on the consolidated balance sheet of the Company as of the end of the last fiscal quarter for which financial information is available.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Security authenticated and delivered under this Indenture.

“Securityholder” or “Holder” means a Person in whose name a Security is registered in the Security Register.

“Securities Payment” shall have the meaning set forth in Section 11.02.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Senior Indebtedness” means all amounts payable by the Company under or in respect of all Indebtedness of the Company, including the principal of, premium, if any, interest, penalties, fees and other charges or any other payment due pursuant thereto, whether incurred on or prior to the date hereof or hereafter incurred; provided, however, that the following shall not constitute Senior Indebtedness: (A) any Indebtedness of the Company owed to a Person when such Person is a Subsidiary of the Company, (B) any Indebtedness which by the terms of the instrument creating or evidencing the same expressly provides that it is not superior in right of payment to the Securities, (C) any Indebtedness to the extent incurred in violation of this Indenture, (D) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities) or (E) all other debt securities of the Company issued by the Company, to any trust or a trustee of such trust, or to a partnership or other Affiliate of the Company that acts as a financing vehicle for the Company, in connection with the issuance by such vehicles of equity securities.

“Senior Nonmonetary Default” shall have the meaning set forth in Section 11.03.

“Senior Payment Default” shall have the meaning set forth in Section 11.03.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity,” when used with respect to any security or any installment of principal thereof or interest thereon, means the date specified in such security as the fixed date on which an amount equal to the principal of such security or an installment of principal thereof or interest thereon is due and payable.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as in effect on the date of this Indenture, provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” or “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. If there shall be at one time more than one Trustee hereunder, “Trustee” shall mean each such Trustee and shall apply to each such Trustee only with respect to those series of Securities with respect to which it is serving as Trustee.

“U.S. Government Obligation” has the meaning specified in Section 14.04.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

SECTION 1.03.	COMPLIANCE CERTIFICATES AND OPINIONS.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (1) such certificates and opinions as may be required under the Trust Indenture Act and (2) an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, provided for in this Indenture, relating to the proposed action have been complied with. Each certificate or opinion required under the Trust Indenture Act shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that each Person making such Officers’ Certificate or Opinion of Counsel has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(3) a statement that, in the opinion of each such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement that, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 1.04.	FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters is erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.05.	ACTS OF HOLDERS; RECORD DATES.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company and any agent of the Trustee and the Company, if made in the same manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite aggregate principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite aggregate principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Sections 1.06 and 1.07.

The Trustee may, but shall not be obligated to, set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving and making of (a) any Notice of Default, (b) any declaration of acceleration referred to in Section 5.02, (c) any request to institute proceedings referred to in Section 5.07(2), (d) any direction referred to in Section 5.12 or (e) any waiver of past defaults referred to in Section 5.13, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite aggregate principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite aggregate principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Sections 1.06 and 1.07.

With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 1.07, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 90th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 1.06.	NOTICES TO TRUSTEE AND COMPANY.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished, or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Division, or if sent by facsimile transmission, to a facsimile number provided by the Trustee, with a copy mailed, first class postage prepaid to the Trustee addressed to it as provided above; and

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer, or if sent by facsimile transmission, to a facsimile number provided to the Trustee by the Company, with a copy mailed, first class postage prepaid, to the Company addressed to it as provided above.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

SECTION 1.07.	NOTICE TO HOLDERS; WAIVER.

Any notice or communication given to a Holder of Securities shall be mailed to such Securityholder at the Securityholder’s address as it appears on the registration books of the Security Registrar and shall be sufficiently given if so mailed within the time prescribed for the giving of such notice.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders of Securities of a particular series, it shall mail a copy to the Trustee and each Security Registrar, co-registrar or Paying Agent, as the case may be, with respect to such series.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice to Holders of Securities by mail, then such notification as shall be made with the acceptance of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities.

SECTION 1.08.	CONFLICT WITH TRUST INDENTURE ACT.

If any provision of this Indenture limits, qualifies or conflicts with a provision of the TIA which is required under the TIA to be a part of and govern this Indenture, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 1.09.	EFFECT OF HEADINGS AND TABLE OF CONTENTS.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.10.	SUCCESSORS AND ASSIGNS.

All covenants and agreements of the Company in this Indenture and the Securities shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.

SECTION 1.11.	SEPARABILITY CLAUSE.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.12.	BENEFITS OF INDENTURE.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness, any Paying Agent and any Security Registrar and their successors hereunder and the Holders of Securities, any benefits or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.13.	GOVERNING LAW.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 1.14.	LEGAL HOLIDAYS.

A “Legal Holiday” is any day other than a Business Day. If any specified date (including an Interest Payment Date, Redemption Date or Stated Maturity of any Security, or a date for giving notice) is a Legal Holiday at any Place of Payment or place for giving notice, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal or premium, if any, need not be made at such Place of Payment, or such other action need not be taken, on such date, but the payment or action shall be taken on the next succeeding day that is not a Legal Holiday at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or such other date and to the extent applicable, no Original Issue Discount or interest, if any, shall accrue for the intervening period.

SECTION 1.15.	NO RECOURSE AGAINST OTHERS.

No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability to the extent permitted by applicable law. The waiver and release are part of the consideration for issuance of the Securities.

ARTICLE TWO

SECURITY FORMS

SECTION 2.01.	FORMS GENERALLY.

The Securities of each series shall be in substantially such form (including global form) as set forth in this Article or in such other form as shall be established by delivery to the Trustee of an Officers’ Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law, with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Securities as evidenced by their execution of the Securities. The Officers’ Certificate so establishing the form of Security, if any, of any series shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the Officers executing such Securities as evidenced by their execution of such Securities.

SECTION 2.02.	FORM OF FACE OF SECURITY.

[if the security is a Global Security, insert the legend required by Section 2.04]

ALBEMARLE CORPORATION

[insert title of security]

No.	CUSIP NO.

ISIN NO.

$

[, if the Security is a Global Security, insert —, as revised by the Schedule of Increases and Decreases in Global Security attached hereto]

Albemarle Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                         , or registered assigns, the principal sum of                                      Dollars [, if the Security is a Global Security, insert —, as revised by the Schedule of Increases and Decreases in Global Security attached hereto,] on                      [if the Security is to bear interest prior to Maturity, insert — and to pay interest thereon from                                                   or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on                          and                                      in each year, commencing                         , at the rate of                                  per annum, until the principal hereof is paid or made available for payment [if applicable, insert —, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of    % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]]. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for (except for Defaulted Interest), on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the          or         (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date even if Securities are cancelled, repurchased or redeemed after the Regular Record Date and on or before the Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the

Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a Default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of                                 % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. [Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of             % per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]]

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in                                 , in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert — ; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register]. [, if the Security is a Global Security, insert – Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by [DTC or — insert name of Depositary designated pursuant to Section 3.01] or any successor depository.]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

In Witness Whereof, the Company has caused this instrument to be duly executed.

Dated:

Albemarle Corporation

By:

Attest:

SECTION 2.03.	FORM OF REVERSE OF SECURITY.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of                                 , 20     (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and                                 , as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert —, limited in aggregate principal amount to $                ].

[If applicable, insert — The Securities of this series are subject to redemption prior to the Stated Maturity upon not less than 30 nor more than 60 days’ notice by mail, [if applicable, insert — (1) on                                  in any year commencing with the year                          and ending with the year                          through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert — on or after                         , 20        ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert — on or before                         ,         , and if redeemed] during the 12-month period beginning                          of the years indicated,

YEAR	REDEMPTION PRICE	YEAR	REDEMPTION PRICE

and thereafter at a Redemption Price equal to                         % of the principal amount, together in the case of any such redemption [if applicable, insert — (whether through operation of the sinking fund or otherwise)] with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture].

[If applicable, insert — The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, (1) on                                   in any year commencing with the year              and ending with the year              through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any

time [if applicable, insert — on or after                         ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning                          of the years indicated,

YEAR	REDEMPTION PRICE FOR REDEMPTION THROUGH OPERATION OF THE SINKING FUND	REDEMPTION PRICE FOR REDEMPTION OTHERWISE THAN THROUGH OPERATION OF THE SINKING FUND

and thereafter at a Redemption Price equal to                         % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — Notwithstanding the foregoing, the Company may not, prior to                         , redeem any Securities of this series as contemplated by [if applicable, insert — Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than             % per annum].

[If applicable, insert — The sinking fund for this series provides for the redemption on                          in each year beginning with the year                          and ending with the year                          of [if applicable, insert — not less than $                         (“mandatory sinking fund”) and not more than] $                         aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [if applicable, insert — mandatory] sinking fund payments may be credited against subsequent [if applicable, insert — mandatory] sinking fund payments otherwise required to be made [if applicable, insert — , in the inverse order in which they become due].]

[If the Security is subject to redemption of any kind, insert — In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If applicable, insert — The Indenture contains provisions for defeasance at any time of [the entire indebtedness of this Security] [or] [certain restrictive covenants and Events of Default with respect to this Security] [, in each case] upon compliance with certain conditions set forth in the Indenture.]

[If the Security is convertible into Common Stock or Preferred Stock of the Company, specify the conversion features.]

[If the Security is not an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula for determining the amount. Upon payment (a) of the amount of principal so declared due and payable and (b) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations on the Securities of this series shall terminate.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification or waiver of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of more than 50% in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance with certain provisions of the Indenture and certain past Defaults (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Holder affected) under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

[If the Security is an Original Issue Discount Security, — In determining whether the Holders of the requisite aggregate principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of Holders of Securities, the principal amount of any Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon the acceleration of the Maturity thereof.]

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the

Trustee satisfactory indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $                     and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued and subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such Holder upon said provisions.

The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 2.04.	FORM OF LEGEND FOR GLOBAL SECURITIES.

Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED OR TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF              OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO              OR TO SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF,             , HAS AN INTEREST HEREIN.

SECTION 2.05.	FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

Subject to Section 6.14, the Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

[Name of Trustee], As Trustee

By
Authorized Signatory

ARTICLE THREE

THE SECURITIES

SECTION 3.01.	AMOUNT UNLIMITED; ISSUABLE IN SERIES.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture shall be unlimited.

The Securities may be issued in one or more series. There shall be established, in or pursuant to a Board Resolution, and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 12.07 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder) and whether that series may be reopened for additional Securities of that series; in the event that such series of Securities may be reopened from time to time for issuance of additional Securities of such series, the terms thereof shall indicate whether any such additional Securities shall have the same terms as the prior Securities of such series or whether the Company may establish additional or different terms with respect to such additional Securities;

(3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4) the date or dates on which the principal or installments of principal of any Securities of the series is payable or the method of determination thereof and any rights to extend such date or dates;

(5) the rate or rates at which any Securities of the series shall bear interest, if any, or the method if any by which such rate or rates are to be determined, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;

(6) the place or places where, subject to the provisions of Section 10.02, the principal of and any interest and premium on Securities of the series shall be payable, any Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(7) the period or periods within which, or the method, if any, by which such period or periods are to be determined, the price or prices at which, or the method, if any, by which such price or prices are to be determined, and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company, and if other than by a Company Order, the manner in which any election by the Company to redeem the Securities shall be evidenced;

(8) the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, the conditions, if any, giving rise to such obligation, and the period or periods within which, or the method, if any, by which such period or periods are to be determined, the price or prices at which or the method, if any, by which such price or prices are to be determined and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, and any provisions for the remarketing of such Securities;

(9) the denominations in which any Securities of the series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof;

(10) if the amount of payments of principal of or any interest or premium on any Securities of the series is to be determined with reference to an index, formula or other method, the manner in which such amounts shall be determined and the calculation agent, if any, with respect thereto;

(11) if other than the currency of the United States of America, the currency, currencies, or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 1.02;

(12) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(13) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

(14) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(15) if applicable, that the Securities of the series, in whole or any specified part, shall not be defeasible pursuant to Section 14.02 or Section 14.03 or both such Sections and, if other than by a Company Order, the manner in which any election by the Company to defease such Securities shall be evidenced;

(16) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case and if other than DTC, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.04 and any circumstances in addition to or in lieu of those set forth in Section 3.05 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary or its nominee for such Global Security or a nominee thereof;

(17) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 5.02;

(18) if other than as defined in Section 1.02, the meaning of “Business Day” when used with respect to any Securities of the series and if other than as defined in Section 1.02, the meaning of “Senior Indebtedness” when used with respect to any Securities of the series and any changes with respect to Section 11.03;

(19) if the Securities of the series may be issued or delivered (whether upon original issuance or upon exchange of a temporary Security of such series or otherwise), or any installment of principal of or any interest is payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in this Indenture, the form and terms of such certificates, documents or conditions;

(20) the terms of any right to convert, exercise or exchange Securities of the series into shares of Common Stock or Preferred Stock of the Company;

(21) the listing, if any, of the Securities of the series on any securities exchange;

(22) any addition to or change in the covenants set forth in Article Ten which applies to Securities of the series;

(23) the address of the Security Register and the address of the office maintained in accordance with Section 10.02; and

(24) any other terms, covenants or features of the series (which terms, covenants and features shall not be inconsistent with the provisions of this Indenture or the requirements of the Trust Indenture Act, except as permitted by Section 9.01(5)).

All Securities of any one series shall be substantially identical except as to denomination and the rate or rates of interest, if any, and Stated Maturity, the date from which interest, if any, shall accrue and except as may otherwise be provided in or pursuant to such Board Resolutions and set forth in an Officers’ Certificate pursuant to this Section 3.01 or in any indenture supplemental hereto; provided, however, that a different CUSIP number shall be obtained for Securities of any one series that are not identical (except as to denomination). All Securities of any one series need not be issued at the same time, unless otherwise provided pursuant to Section 3.01.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series. With respect to Securities of a series subject to a Periodic Offering, such Board Resolution or Officers’ Certificate or supplemental indenture may provide general terms for Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in a Company Order or that such terms shall be determined by the Company, or one or more of the Company’s agents designated in an Officers’ Certificate, in accordance with other procedures specified in a Company Order as contemplated by the third paragraph of Section 3.03.

The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Eleven.

SECTION 3.02.	DENOMINATIONS.

Unless otherwise provided in the applicable Officers’ Certificate or supplemental indenture contemplated by Section 3.01, the Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

SECTION 3.03.	EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen, its Chief Executive Officer, its President, one of its Vice Presidents, its Chief Financial Officer or its Treasurer or any Assistant Treasurer, attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities; provided, however, that, with respect to Securities of a series subject to a Periodic Offering, (1) such Company Order may be delivered by the Company to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (2) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, pursuant to a Company Order or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Company Order and (3) the rate or rates of interest, if any, the Stated Maturity or Maturities, the original issue date or dates, the redemption provisions, if any, and any other terms of Securities of such series shall be determined by a Company Order or pursuant to such procedures.

If the forms or terms of the Securities of the series have been established in or pursuant to one or more Officers’ Certificates as permitted by Sections 2.01 and 3.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating:

(1) that the form and terms of such Securities have been duly authorized by the Company and established in conformity with the provisions of this Indenture; and

(2) that such Securities when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any condition specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication of Securities of such series and that the Opinion of Counsel above may state:

(x) that the forms of such Securities have been, and the terms of such Securities (when established in accordance with such procedures as may be specified from time to time in a Company Order all as contemplated by and in accordance with a Board Resolution or an Officers’ Certificate pursuant to Section 3.01, as the case may be) will have been, duly authorized by the Company and established in conformity with the provisions of this Indenture; and

(y) that such Securities when (i) executed by the Company, (ii) completed, authenticated and delivered by the Trustee in accordance with this Indenture, and (iii) issued and delivered by the Company and paid for in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to customary exceptions.

With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to Sections 2.01 and 3.01 and this Section, as applicable, at or prior to the time of the first authentication of Securities of such series unless and until it has received written notification that such opinion or other documents have been superseded or revoked. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company’s instructions to authenticate and deliver such Securities do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Company.

Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all Securities of a series are subject to a Periodic Offering, it shall not be necessary to deliver the Board Resolution and Officers’ Certificate otherwise required pursuant to Section 3.01 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. The Trustee’s certificate of authentication shall be in substantially the form set forth in Section 2.05.

Each Depositary designated for a Global Security in registered form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

Notwithstanding the foregoing, if any Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09 together with a written statement (which need not comply with Section 1.03 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 3.04.	TEMPORARY SECURITIES.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. Any such temporary Securities may be in global form, representing such of the Outstanding Securities of such series as shall be specified therein.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and (in accordance with a Company Order delivered at or prior to the authentication of the first definitive Security of such series) the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

Any temporary Global Security and any permanent Global Security shall, unless otherwise provided therein, be delivered to DTC or another Depositary designated pursuant to Section 3.01.

SECTION 3.05.	REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE.

The Company shall cause to be kept at an office in New York City designated by the Trustee, a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 10.02 for such purpose in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like Stated Maturity and of a like series and aggregate principal amount and tenor.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series of any authorized denomination or denominations, of a like Stated Maturity and of a like series and aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee for such Securities shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06 or 12.07 not involving any transfer.

The Company may but shall not be required (a) to issue, register the transfer of or exchange Securities of any series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 12.03 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of Clauses (1), (2), (3), (4) and (5) below shall apply only to Global Securities:

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2) Notwithstanding any other provision of this Section or Sections 3.03 and 3.04, unless and until it is exchanged in whole or in part for Securities in definitive form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

(3) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (a) such Depositary has notified the Company that it is unwilling, unable to continue as Depositary for such Global Security or has ceased to be a clearing agency registered under the Exchange Act and the Company has not appointed a successor within 90 days after such notification, (b) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable, subject to such Depositary’s procedures, (c) there shall have occurred and be continuing an Event of Default with respect to such Global Security or (d) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.01.

(4) Subject to Clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(5) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 3.04, 3.06, 9.06, or 12.07 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

SECTION 3.06.	MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide or protected purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and of a like Stated Maturity, bearing a number not contemporaneously Outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in exchange for any mutilated Security or in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and any such new Security shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities of that series.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.07.	PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of that series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01) for the Securities of such series equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of that series at his or her address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of that series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2) The Company may make payment of any Defaulted Interest on the Securities of any particular series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 3.08.	PERSONS DEEMED OWNERS.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (except as otherwise specified as contemplated by Section 3.01 and subject to Section 3.05 and Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

No holder of any beneficial interest in any Global Security held directly or indirectly on its behalf by a Depositary (or its nominee) shall have any rights under this Indenture with respect to such Global Security or any Security represented thereby, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security or any Security represented thereby for all purposes whatsoever. Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests in the Securities, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominees) as Holder of any Security.

SECTION 3.09.	CANCELLATION.

All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any sinking fund payment, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and all Securities so delivered shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever (including Securities received by the Company in exchange or payment for other Securities of the Company) and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered to the Trustee shall be promptly canceled by the Trustee. The Company may not reissue, or issue new Securities to replace, Securities it has paid for or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and the Trustee shall deliver a certificate of such disposition to the Company upon receipt of a request therefor.

SECTION 3.10.	COMPUTATION OF INTEREST.

Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of any series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.11.	CUSIP AND ISIN NUMBERS.

The Company in issuing the Securities may use “CUSIP” or “ISIN” numbers or both numbers (if then generally in use), and, if so, the Trustee shall use such “CUSIP” or “ISIN” numbers or both numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 4.01.	SATISFACTION AND DISCHARGE OF INDENTURE.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(1) either

(a) all Securities of that series theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Securities of that series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(b) all such Securities of that series not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee, as trust funds in trust for the purpose, Cash, U.S. Government Obligations, or a combination thereof, in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Securities of that series not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities of that series which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company relating to that series of Securities;

(3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

(4) the Company has deposited irrevocable instructions to the Trustee to apply the deposited money toward the payment of such

Securities of that series at Maturity or the Redemption Date, as the case may be; and

(5) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series of Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Sections 6.07 and 14.05, the obligations of the Company to any Authenticating Agent under Section 6.14 and, if Cash, U.S. Government Obligations, or a combination thereof, shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

SECTION 4.02.	APPLICATION OF TRUST MONEY.

Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with, or received by, the Trustee.

ARTICLE FIVE

REMEDIES

SECTION 5.01.	EVENTS OF DEFAULT.

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events and such other events as may be established with respect to the Securities of such series as contemplated by Section 3.01 (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Eleven, or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) Default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such Default for a period of 30 days;

(2) Default in the payment of principal of or any premium on any Security of that series at its Maturity;

(3) Default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series, and continuance of such Default for a period of 30 days;

(4) failure by the Company to comply with its obligations under Article Eight;

(5) Default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or the Securities (other than a covenant or warranty whose performance or breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of Securities other than that series), and continuance of such Default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series a written notice specifying such Default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(6) the Company or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), other than Indebtedness owed to the Company or a Significant Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (“payment default”); or

(b) results in the cross-acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $40 million or more;

(7) the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case or proceeding;

(b) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding;

(c) consents to the appointment of a Custodian of it or for any substantial part of its property;

(d) makes a general assignment for the benefit of its creditors;

(e) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

(f) takes any corporate action to authorize or effect any of the foregoing; or

(g) takes any comparable action under any foreign laws relating to insolvency;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief in an involuntary case against the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law;

(b) appoints a Custodian for all or substantially all of the property of the Company or a Significant Subsidiary; or

(c) orders the winding up or liquidation of the Company or a Significant Subsidiary; and

(d) in each case the order, decree or relief remains unstayed and in effect for 60 days; or

(9) any other Event of Default provided with respect to Securities of that series.

SECTION 5.02.	ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

If an Event of Default with respect to Securities of any series at the time Outstanding (other than an Event of Default specified in Section 5.01(7)or 5.01(8) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series by notice to the Company and the Trustee, may declare the principal amount of (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) all the Securities of that series to be immediately due and payable. Upon such a declaration, such principal (or portion thereof) together with accrued interest and all other amounts owing hereunder, shall be due and payable immediately. If an Event of Default specified in Section 5.01(7) or 5.01(8) occurs, the principal amount (or portion thereof) and accrued interest of all the Securities of each series then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.

At any time after such a declaration of acceleration with respect to Outstanding Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.01 for the Securities of such series) a sum sufficient to pay:

(a) all overdue interest on all Securities of that series,

(b) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

The Trustee shall have no obligations or liability for failure to act in connection with any Event of Default not actually known to a Responsible Officer.

SECTION 5.03.	COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

The Company covenants that if:

(1) Default is made in the payment of any interest on any Security when such interest becomes due and payable and such Default continues for a period of 30 days, or

(2) Default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

then the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such right, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04.	TRUSTEE MAY FILE PROOFS OF CLAIM.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or any other obligor upon the Securities, or the property of the Company or of such other obligor or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 5.05.	TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 5.06.	APPLICATION OF MONEY COLLECTED.

Any money collected by the Trustee pursuant to this Article with respect to the Securities of a series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 6.07;

Second: Subject to Article Eleven, to the payment of the amounts then due and unpaid for principal of any premium and interest on the Securities in respect of which or for the benefit of which such money had been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, and any premium and interest, respectively; and

Third: The balance, if any, to the Company.

SECTION 5.07.	LIMITATION ON SUITS.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders of Securities of that series.

SECTION 5.08.	RIGHTS OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

Notwithstanding any other provision of this Indenture, the right, which is absolute and unconditional, of any Holder of any Security to receive payment of the principal of and (subject to Section 3.07) interest and premium, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of each such Holder.

SECTION 5.09.	RESTORATION OF RIGHTS AND REMEDIES.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10.	RIGHTS AND REMEDIES CUMULATIVE.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11.	DELAY OR OMISSION NOT WAIVER.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12.	CONTROL BY HOLDERS.

The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.13.	WAIVER OF PAST DEFAULTS.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series that would be affected by such a default (voting as one class) may, on behalf of the Holders of all the Securities of such series, waive any past Default hereunder with respect to such series and its consequences, except a Default:

(1) in the payment of the principal of or any premium or interest on any Security of such series, or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 5.14.	UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 or 5.08 or a suit by Holders of more than l0% in aggregate principal amount of the Outstanding Securities of any series.

SECTION 5.15.	STAY, EXTENSION AND USURY LAWS.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 6.01.	CERTAIN DUTIES AND RESPONSIBILITIES.

The duties and responsibilities of the Trustee shall be as provided by this Indenture and the Trust Indenture Act.

(a) Except during the continuance of an Event of Default with respect to the Securities of any series,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

(b) In case an Event of Default with respect to the Securities of any series has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities pursuant to Section 5.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of that series; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee (when serving in such capacity or in the capacity of Paying Agent, Security Registrar, or any other capacity under this Indenture) shall be subject to the provisions of this Section.

SECTION 6.02.	NOTICE OF DEFAULTS.

Within 90 days after the occurrence of any Default or Event of Default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such Default or Event of Default hereunder known to a Responsible Officer of the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series.

SECTION 6.03.	CERTAIN RIGHTS OF TRUSTEE.

Subject to the provisions of Section 6.01:

(1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request,

direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate and an Opinion of Counsel;

(4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(9) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each officer, director and employee of the Trustee and any agent, custodian and other Person employed by the Trustee to act hereunder;

(10) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(11) the permissive right of the Trustee to take actions permitted by this Indenture shall not be construed as a duty or obligation; and

(12) the Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

SECTION 6.04.	NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.05.	MAY HOLD SECURITIES.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 6.06.	MONEY HELD IN TRUST.

Money held by the Trustee for any series of Securities in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 6.07.	COMPENSATION AND REIMBURSEMENT.

The Company agrees:

(1) to pay to the Trustee from time to time compensation for all services rendered by it hereunder as shall be agreed upon in writing by the Trustee and the Company (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel; and

(3) to indemnify, defend and hold the Trustee and any predecessor Trustee (and their officers, directors, employees and agents) harmless for and against, any and all loss, liability, damages, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Company need not reimburse any expense, disbursement or advance, or indemnify, defend or hold the Trustee or predecessor Trustee (or their officers, directors, employees or agents) harmless for and against any loss, liability, damages, claims or expenses incurred by the Trustee, to the extent such expense, disbursement, advance, loss, liability, damages, claims or expenses was proven to have been caused by the Trustee’s negligence or bad faith.

The foregoing provisions shall be applicable to the Trustee when serving in its capacity as Trustee and when serving as Paying Agent, Security Registrar or in any other capacity under this Indenture.

The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 6.07, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(7) or 5.01(8), such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

This section shall survive the discharge of the Indenture and the resignation or removal of the Trustee.

SECTION 6.08.	CONFLICTING INTERESTS.

If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series, nor shall it be subject to disqualification if the Company has sustained the burden of proving, upon application to the Commission and after opportunity for hearing thereon, that the conflicting interest in question is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting hereunder.

SECTION 6.09.	CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person files reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so filed. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.10.	RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee with respect to the Securities of such series.

The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

If at any time:

(1) the Trustee shall fail to comply with Section 6.08, or

(2) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (a) the Company by a Company Order may remove the Trustee with respect to all Securities, or (b) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees. If an instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Company Order, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall have not been appointed by the Company pursuant to Section 6.10, then a successor Trustee may be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.07. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 6.11.	ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all amounts due and owing to the retiring Trustee, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (b) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (c) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.12.	MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee or the Authentication Agent for such series then in office, any successor by merger, conversion or consolidation to such authenticating Trustee or Authentication Agent, as the case may be, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee or successor Authentication Agent had itself authenticated such Securities.

SECTION 6.13.	PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent provided therein.

SECTION 6.14.	APPOINTMENT OF AUTHENTICATING AGENT.

At any time when any of the Securities of any series remain Outstanding, the Trustee, with the concurrence of the Company, may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue, and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal, state or District of Columbia authority. If such Authenticating Agent files reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so filed. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment in the manner provided in Section 1.07 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

[Name of Trustee],
As Trustee

By:
As Authenticating Agent

By:
Authorized Signatory

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.01.	COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

If the Trustee is not acting as Security Registrar for the Securities of any series and to the extent otherwise required by the Trust Indenture Act, the Company will furnish or cause to be furnished to the Trustee in writing:

(1) at least five Business Days before each Interest Payment Date for each series of Securities (or, if there is no Interest Payment Date relating to a series of Securities, semi-annually, not later than January 15 and July 15 in each year), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of such dates, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

The Company shall otherwise comply with Section 312(a) of the Trust Indenture Act.

SECTION 7.02.	PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 7.03.	REPORTS BY TRUSTEE.

The Trustee shall transmit to Holders within 60 days of May 15 of each year such reports concerning the Trustee and its actions under this Indenture as may be required and in the manner specified in the Trust Indenture Act with respect to the 12-month period ending on May 14 of such year.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

SECTION 7.04.	REPORTS BY COMPANY.

The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the information, documents and other reports, and such summaries thereof, which may be required pursuant to Section 13 of the Exchange Act in respect of which a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER AND SALE OF ASSETS

SECTION 8.01.	COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all its properties and assets to any Person, unless:

(1) either (a) the Company shall be the continuing corporation or (b) the Person (if other than the Company) (the “Successor Corporation”) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease all or substantially all of the properties and assets of the Company (i) shall be a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Corporation or any Subsidiary of the Successor Corporation as a result of such transaction as having been incurred by the Successor Corporation or such Subsidiary at the time of such transaction), no Default or Event of Default exists; and

(3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been satisfied.

For purposes of this Section 8.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 8.02.	SUCCESSOR SUBSTITUTED.

The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter except in the case of a lease of all or substantially all of its properties and assets, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 9.01.	SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, when requested by or pursuant to a Company Request, at any time and from time to time, may amend this Indenture or enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company herein and in the Securities; or

(2) to add to the covenants of the Company and the Restricted Subsidiaries, as applicable, for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

(3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or

(5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (a) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or

(b) shall become effective only when there is no such Security Outstanding; or

(6) to provide security for the Securities; or

(7) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01; or

(8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

(9) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or

(10) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (10) shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

After an amendment or supplement under this Section becomes effective, the Company shall mail to the Securityholders of the series affected thereby a notice briefly describing such amendment or supplement. The failure to give such notice to all Securityholders of such series, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

SECTION 9.02.	SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) of all series affected by such supplemental indenture (each series voting together as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee, when requested by a Company Request, may enter into an indenture or indentures supplemental hereto or amend this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture and, subject to Section 5.13, any past default or compliance with any provisions of this Indenture with respect to a particular series of Securities may be waived with the written consent of the Holders of a majority in principal amount of the Outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) of such series (such series voting as a single class). However, no such supplemental indenture, amendment or waiver shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment, on or after the Redemption Date or any repayment date); or

(2) reduce the percentage in aggregate principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture or amendment, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture; or

(3) impair any right (if provided for in Section 3.01) of a Holder to exchange or convert Securities for or into other securities; or

(4) add any provisions providing for the subordination of the Securities; or

(5) modify any of the provisions of this Section, Section 5.13 or Section 9.01, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 9.01, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.01(8); or

(6) modify any of the provisions of Article Eleven.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, waiver or supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder of a particular series of Securities given in connection with a tender or exchange of such Holder’s Securities will not be rendered invalid by such tender or exchange.

After an amendment or supplement under this Section becomes effective, the Company shall mail to the Securityholders of the series affected thereby a notice briefly describing such amendment or supplement. The failure to give such notice to all Securityholders of such series, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

SECTION 9.03.	EXECUTION OF SUPPLEMENTAL INDENTURES.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel and Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, privileges, protections, benefits or immunities under this Indenture or otherwise.

SECTION 9.04.	EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05.	CONFORMITY WITH TRUST INDENTURE ACT.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 9.06.	REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

SECTION 9.07.	REVOCATION AND EFFECT OF CONSENTS AND WAIVERS.

A consent to an amendment, supplement or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. Any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives a written the notice of revocation before the date the amendment, supplement or waiver becomes effective or otherwise in accordance with any related solicitation documents. After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder unless it makes a change described in any of clauses (1) through (5) of Section 9.02, in which case the amendment, supplement, waiver or other action shall bind each Securityholder who has consented to it and every subsequent Securityholder that evidences the same debt as the consenting Holder’s Securities. An amendment, supplement or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.02.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described in Section 9.02 above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

ARTICLE TEN

COVENANTS

SECTION 10.01.	PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture. In the absence of contrary provisions with respect to the Securities of any series, interest on the Securities of any series may, at the option of the Company, be paid by check mailed to the address of the Person entitled thereto as it appears on the Security Register. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or a Paying Agent (other than the Company or an Affiliate of the Company) holds on that date immediately available funds designated for and sufficient to pay such installment. To the extent lawful, and if so provided for with respect to a particular series of Securities, the Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the rate per annum borne by the applicable series of Securities.

SECTION 10.02.	MAINTENANCE OF OFFICE OR AGENCY.

As long as any of the Securities of a series remain Outstanding, the Company will maintain in each Place of Payment for such series an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. An office in New York City designated by the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some additional office or agency for one or more of such purposes. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of Securities of that series may be made and notices and demands may be made or served at the address of the Trustee set forth in Section 1.06, and the Company hereby appoints the Trustee as its agent to receive all such notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 10.03.	MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of its action or failure so to act.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (a) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (b) during the continuance of any Default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company upon receipt of a Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, if any such money represents the principal of, premium, if any, or interest payable with respect to Securities that are in bearer form or that are registered to bearer, the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in each Place of Payment, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.04.	COMPLIANCE CERTIFICATE.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, one of the signatures of which shall be that of the Company’s principal executive, financial or accounting officer, stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not, to the best knowledge of the signers thereof, the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) or there is an Event of Default and, if the Company shall be in Default or there is an Event of Default, specifying all such Defaults and Events of Default and the nature and status thereof.

SECTION 10.05.	CORPORATE EXISTENCE.

Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents (as the same may be amended from time to time), rights (charter and statutory), licenses and franchises; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

SECTION 10.06.	PAYMENT OF TAXES AND OTHER CLAIMS.

The Company will or will cause a Restricted Subsidiary to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with generally accepted accounting principles in the United States of America or if the Company shall determine that the failure to pay would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

ARTICLE ELEVEN

SUBORDINATION OF SECURITIES

SECTION 11.01.	SECURITIES SUBORDINATE TO SENIOR INDEBTEDNESS.

The Company covenants and agrees, and each Holder of a Security, by his or her acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the payment of the principal of and interest on each and all of the Securities and all obligations in respect thereof are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness.

This Article Eleven shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and any one or more of them may enforce such provisions. Holders of Senior Indebtedness need not prove reliance on the subordination provisions hereof.

SECTION 11.02.	PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

Upon any payment or distribution of assets of the Company to creditors upon (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, insolvency or other similar case or proceeding in connection therewith, relative to the Company or to its assets, or (b) any total or partial liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event specified (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a “Proceeding”);

(1) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due on or to become due on or in respect of all Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any Proceeding at the rate specified in the applicable Senior Indebtedness or documents governing such Senior Indebtedness, whether or not a claim for such interest would be allowed), before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character whether in cash, property or securities (including any payment or distribution which may be payable or deliverable to Holders of the Securities made in respect of any other Indebtedness of the Company subordinated to the payment of the Securities, such payment or distribution being hereinafter referred to as a “Junior Subordinated Payment”), on account of the principal of or interest on the Securities or on account of any purchase, redemption or other acquisition of Securities by the Company, any Subsidiary of the Company, the Trustee or any Paying Agent (all such payments, distributions, purchases, redemptions and acquisitions, whether or not in connection with a Proceeding, herein referred to, individually and collectively, as a “Securities Payment”); and

(2) until the Senior Indebtedness is paid in full in Cash, any payment or distribution of any kind or character, which the Holders of the Securities or the Trustee would be entitled but for the provisions of this Article (including, without limitation any Junior Subordinated Payment) shall be paid by the Company or by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, or by the Holders or the Trustee if received by them, directly to the holders of Senior Indebtedness or other representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received in connection with any Proceeding any Securities Payment before all Senior Indebtedness is paid in full or payment thereof provided for in cash, then and in such event such Securities Payment shall be held in trust for the benefit of, and shall be paid over or delivered forthwith to, the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Indebtedness.

If the Company effects a transaction permitted by Article Eight, such transaction shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, lease or transfer such properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance, lease or transfer, comply with the conditions set forth in Article Eight.

SECTION 11.03.	NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.

In the event that any Senior Payment Default (as defined below) shall have occurred, then no Securities Payment shall be made, nor shall any property of the Company or any Subsidiary of the Company be applied to the purchase, acquisition, retirement or redemption of the Securities, unless and until such Senior Payment Default shall have been cured or waived in writing or shall have ceased to exist or all amounts then due and payable in respect of such Senior Indebtedness (including amounts that have become and remain due by acceleration) shall have been paid in full in cash. “Senior Payment Default” means any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness when due, whether at the Stated Maturity of any such payment by declaration of acceleration or otherwise, call for redemption, mandatory payment or prepayment or otherwise.

In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company and the Trustee of written notice of such Senior Nonmonetary Default from the holder of such Designated Senior Indebtedness (or the agent, trustee or representative thereof), no Securities Payment shall be made, nor shall any property of the Company or any Subsidiary of the Company be applied to the purchase, acquisition, retirement or redemption of the Securities, during the period (the “Payment Blockage Period”) commencing on the date of such receipt of such written notice and ending (subject to any blockage of payments that may then or thereafter be in effect as the result of any Senior Payment Default) on the earlier of (i) the date on which the Designated Senior Indebtedness to which such Senior Nonmonetary Default relates is discharged or such Senior Nonmonetary Default shall have been cured or waived in writing or shall have ceased to exist and any acceleration of Designated Senior Indebtedness to which such Senior Nonmonetary Default relates shall have been rescinded or annulled or (ii) the 179th day after the date of such receipt of such written notice. No more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. Following the commencement of any Payment Blockage Period, the holders of any Designated Senior Indebtedness will be precluded from commencing a subsequent Payment Blockage Period until the conditions set forth in the preceding sentence are satisfied. For all purposes of this paragraph, no Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by holders of Designated Senior Indebtedness or their representatives unless such Senior Nonmonetary Default shall have been cured or waived for a period of not less than 90 consecutive days. “Senior Nonmonetary Default” means the occurrence or existence and continuance of any default (other than a Senior Payment Default) or any event which, after notice or lapse of time (or both), would become an Event of Default (other than a Senior Payment Default), under the terms of any instrument or agreement pursuant to which any Designated Senior Indebtedness is outstanding, permitting (after notice or lapse of time or both) one or more holders of such Designated Senior Indebtedness (or a trustee or agent on behalf of the holders thereof) to declare such Designated Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder of any Security when such payment is prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their respective representatives, as their respective interests may appear. In the absence of bad faith on its part, the Trustee shall be entitled to rely conclusively on information regarding amounts outstanding on the Senior Indebtedness, if any, received from Persons purporting to hold any Senior Indebtedness (or their representatives) and shall not be liable or responsible for any payments or transfers made in good faith in accordance with such information.

The provisions of this Section shall not apply to any Securities Payment with respect to which Section 11.02 hereof would be applicable.

SECTION 11.04.	PAYMENT PERMITTED IF NO DEFAULT.

Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any Proceeding referred to in Section 11.02 hereof or under the conditions described in Section 11.03 hereof, from making Securities Payments.

SECTION 11.05.	SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

Subject to the payment in full in Cash of all Senior Indebtedness, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all Indebtedness of the Company which by its express terms is subordinated to Indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of Cash, property and securities of the Company applicable to the Senior Indebtedness until the principal of, and interest and premium (if any) on, the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed a payment by the Company to or on account of the Senior Indebtedness.

SECTION 11.06.	PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 11.07.	TRUSTEE TO EFFECTUATE SUBORDINATION.

Each Holder of a Security by his or her acceptance thereof authorizes and expressly directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and the Holders of the Securities, the subordination provided in this Article and appoints the Trustee his or her attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the filing of a claim for the unpaid balance of his or her Securities and accrued interest in the form required in such proceedings. If the Trustee does not file a proper claim or proof of debt in the form required by such proceeding at least 30 days before the expiration of the time to file such claim, then the holders of the Senior Indebtedness and their agents, trustees or other representatives are authorized to do so (but shall in no event be liable for any failure to do so) for and on behalf of the Holders of the Securities.

SECTION 11.08.	NO WAIVER OF SUBORDINATION PROVISIONS.

No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Trustee or the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) permit the Company to borrow, repay and then reborrow any or all of the Senior Indebtedness; (iii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iv) release any Person liable in any manner for the collection of Senior Indebtedness; (v) exercise or refrain from exercising any rights against the Company and any other Person; and (vi) apply any sums received by them to Senior Indebtedness.

SECTION 11.09.	NOTICE TO TRUSTEE.

The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company, any holder of Senior Indebtedness or from any trustee, fiduciary, representative or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.01 hereof, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security), then, anything herein contained to the contrary notwithstanding, but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary, representative or agent therefor, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date. Any notice required or permitted to be given to the Trustee by a holder of Senior Indebtedness or by any trustee, fiduciary, representative or agent thereof shall be in writing and shall be sufficient for every purpose hereunder if in writing and either (i) sent via facsimile to the Trustee for receipt at its Corporate Trust Office, the receipt of which shall be confirmed via telephone, or (ii) mailed, first class postage prepaid, or sent by overnight carrier, to the Trustee addressed to its Corporate Trust Office or to any other address furnished in writing to such holder of Senior Indebtedness by the Trustee.

Subject to the provisions of Section 6.01 hereof, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness (or a trustee, fiduciary, representative or agent therefor to establish that such notice has been given by a holder of Senior Indebtedness or a trustee, fiduciary, representative or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this

Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 11.10.	RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 6.01 hereof, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 11.11.	TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall either pay pursuant to the provisions of Section 11.09, or otherwise in good faith mistakenly pay, to Holders of Securities or to the Company or to any other Person Cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

SECTION 11.12.	RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE’S RIGHTS.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07 hereof.

SECTION 11.13.	ARTICLE APPLICABLE TO PAYING AGENTS.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully, and for all intents and purposes, as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 11.11 hereon shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

SECTION 11.14.	ARTICLE ELEVEN NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE.

The failure to make a payment in respect of the Securities, by reason of any provision in this Article shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this Article shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

SECTION 11.15.	TRUST MONEYS NOT SUBORDINATED.

Notwithstanding anything contained herein to the contrary, payments from Cash or U.S. Government Obligations held in trust under Article Four or Article Fourteen by the Trustee for the payment of principal of premium, if any, and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article, and none of the Securityholders shall be obligated to pay over any such amount to the Company, any holder of Senior Indebtedness, or any other creditor of the Company.

ARTICLE TWELVE

REDEMPTION OF SECURITIES

SECTION 12.01.	APPLICABILITY OF ARTICLE.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for such Securities) in accordance with this Article.

SECTION 12.02.	ELECTION TO REDEEM; NOTICE TO TRUSTEE.

The election of the Company to redeem any Securities shall be pursuant to a Board Resolution and evidenced by a Company Order. In case of any redemption at the election of the Company of less than all of the Securities of any series (including any such redemption affecting only a single Security), the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.

SECTION 12.03.	SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or, if such

Securities are not so listed, pro rata or by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence. The selection, by the Trustee, of the Securities to be redeemed shall be conclusive and binding and the Trustee shall incur no liability in connection with such selection.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Notwithstanding anything else contained in this Section 12.03, the selection of Securities, or portions thereof, that are represented by a Global Security or that are held by or on behalf of a Depositary, in the case of any partial redemption, shall also be made in accordance with the applicable rules and procedures of such Depositary and neither the Trustee nor the Company shall have any liability or responsibility with respect thereto.

SECTION 12.04.	NOTICE OF REDEMPTION.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the Holder’s address appearing in the Security Register.

All notices of redemption shall identify the Securities being redeemed (including the CUSIP or ISIN number) and state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

(4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(5) the place or places where each such Security is to be surrendered for payment of the Redemption Price and accrued interest, if any,

(6) that the redemption is for a sinking fund, if such is the case,

(7) the name and address of the Paying Agent,

(8) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price, and

(9) that no representation is made as to the accuracy or correctness of the CUSIP and/or ISIN numbers listed in such notice or printed on the Securities.

In addition, unless otherwise specified in accordance with Section 3.01, such notice may state that (1) the redemption will be conditional upon the Trustee or the Paying Agent receiving sufficient funds to pay the principal, premium, if any, and interest on the Securities subject to redemption on the Redemption Date and (2) if the Trustee or the Paying Agent does not receive those funds, the redemption notice will not apply, and the Company will not be required to redeem the Securities subject to redemption.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

SECTION 12.05.	DEPOSIT OF REDEMPTION PRICE.

On or prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date, other than Securities or portions of Securities called for redemption that are beneficially owned by the Company and have been delivered by the Company to the Trustee for cancellation.

SECTION 12.06.	SECURITIES PAYABLE ON REDEMPTION DATE.

Notice of redemption having been given as aforesaid, the Securities or portions of Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and the only right of the Holders thereof will be to receive payment of the redemption price and, subject to the next sentence, unpaid interest on such Securities to the Redemption Date. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.01, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 12.07.	SECURITIES REDEEMED IN PART.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided, however, that if a Global Security is so surrendered, such new Security so issued shall be a new Global Security in a denomination equal to the unredeemed portion of the principal of the Global Security so surrendered.

ARTICLE THIRTEEN

SINKING FUNDS

SECTION 13.01.	APPLICABILITY OF ARTICLE.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise specified as contemplated by Section 3.01 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 13.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of the Securities of such series.

SECTION 13.02.	SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.

The Company (a) may deliver Outstanding Securities of a series with the same issue date, interest rate and Stated Maturity (other than any previously called for redemption), and (b) may apply as a credit Securities of a series with the same issue date, interest rate and Stated Maturity which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any mandatory sinking fund payment with respect to the Securities of such series with the same issue date, interest rate and Stated Maturity; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 13.03.	REDEMPTION OF SECURITIES FOR SINKING FUND.

Not less than 35 days (or such shorter period as shall be acceptable to the Trustee) prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 13.02 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date, the Securities to be redeemed upon such sinking fund payment date shall be selected in the manner specified in Section 12.03 and the Trustee shall cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 12.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 12.06 and 12.07.

ARTICLE FOURTEEN

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 14.01.	COMPANY’S RIGHT WITH RESPECT TO DEFEASANCE OR COVENANT DEFEASANCE.

The Company will have the right, at any time, to have Section 14.02 or Section 14.03 applied to any Securities or any series of Securities, as the case may be (other than Securities of a series designated pursuant to Section 3.01 as not being defeasible pursuant to Section 14.02 or 14.03), upon compliance with the conditions set forth below in this Article.

Any request under this Article shall be evidenced by a Company Order or in another manner specified as contemplated by Section 3.01 for such Securities.

SECTION 14.02.	DEFEASANCE AND DISCHARGE.

Upon the Company’s exercise of its right to have this Section applied to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 14.04 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 14.04 and as more fully set forth in such Section, (i) payments in respect of the principal of and any premium and interest on the Outstanding Securities on the Stated Maturity of such principal or installment of principal of and any premium or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such series, (b) the Company’s obligations with respect to such Securities under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder including the duty of the Trustee to authenticate Securities of such series issued on registration of transfer or exchange and the Company’s obligation in connection therewith, and (d) this Article. Subject to compliance with this Article, the Company may exercise its option to have this Section applied to any Securities notwithstanding the prior exercise of its option to have Section 14.03 applied to such securities.

SECTION 14.03.	COVENANT DEFEASANCE.

Upon the Company’s exercise of its right to have this Section applied to any Securities or any series of Securities, as the case may be, (a) the Company shall be released from any covenants provided pursuant to Sections 3.01(22) , 9.01(2) or 9.01(7) for the benefit of the Holders of such Securities, (b) the occurrence of any event specified in Section 5.01(5) (with respect to any such covenants provided pursuant to Sections 3.01(22), 9.01(2) or 9.01(7)) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 14.04 are satisfied and (c) the provisions of Article Eleven shall cease to be effective (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.01(5)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 14.04.	CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

The following shall be the conditions to the application of Section 14.02 or Section 14.03 to any Securities or any series of Securities, as the case may be:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) Cash in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide (without reinvestment), not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities or Redemption Date, in accordance with the terms of this Indenture and such Securities. As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the timely payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

(2) In the event of an election to have Section 14.02 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (a) or (b) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize income gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(3) In the event of an election to have Section 14.03 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize income gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(4) Such provision would not cause any Outstanding Securities if then listed on any securities exchange, to be delisted as a result of such deposit.

(5) No Default or Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, with regard to any such event specified in Sections 5.01(7) and 5.01(8), on the later of (a) the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day) or (b) the day ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit.

(6) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, any other agreement or instrument to which the Company is a party or by which it is bound.

(8) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(9) No event or condition shall exist that, pursuant to the provisions of Article Eleven, would prevent the Company from making payments of the principal of (and any premium) or interest on the Securities of such series on the date of such deposit or at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(10) The Company shall have delivered to the Trustee an Opinion of Counsel substantially to the effect that (i) the trust funds deposited pursuant to this Section will not be subject to any rights of holders of Senior Indebtedness, including those arising under Article Eleven, and (ii) after the 90th day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion is given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the possession of the trustee with whom such funds were deposited prior to such court ruling to the extent not paid to Holders of such Securities, such Trustee would hold, for the benefit of such Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise, (B) such Holders would be entitled to receive adequate protection of their interests in such trust funds if such trust funds were used and (C) no property, rights in property or other interests granted to such trustee for the Trustee or such Holders in exchange for or with respect to any such funds would be subject to any prior rights of holders of Senior Indebtedness, including those arising under Article Eleven.

(11) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

SECTION 14.05.	DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; MISCELLANEOUS PROVISIONS.

Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 14.04 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 14.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any Cash or U.S. Government Obligations held by it as provided in Section 13.04 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

SECTION 14.06.	REINSTATEMENT.

If the Trustee or the Paying Agent is unable to apply any Cash or U.S. Government Obligations in accordance with this Article with respect to any Securities by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 14.02 or 14.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all such Cash or U.S. Government Obligations held in trust pursuant to Section 14.05 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the Cash or U.S. Government Obligations so held in trust by the Trustee or the Paying Agent.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the day and year first above written.

ALBEMARLE CORPORATION

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title: